Exhibit 1.01
Stoneridge, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022
This Conflict Minerals Report (“CMR”) for the year ended December 31, 2022 by Stoneridge, Inc. and its subsidiaries (collectively, the “Company” or “we”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Conflict Minerals Rule”), and 1.01(c) of Form SD. The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict Minerals are defined by the Conflict Minerals Rule to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives. The subject minerals are more commonly known as tin, tantalum, gold, and tungsten. The Company is committed to complying with the requirements regarding the use of Conflict Minerals under Section 1502 of the Dodd-Frank Act and the related rules issued by the SEC.
If a SEC registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD, which describes the reasonable country of origin inquiry completed by the SEC registrant. If a SEC registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the SEC registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody.
Forward-Looking Statements
Forward-looking statements contained in this CMR are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. Statements in this CMR that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this CMR. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.
1.    COMPANY OVERVIEW
The Company is a global designer and manufacturer of highly engineered electrical and electronic systems, components and modules primarily for the automotive, commercial, off-

highway and agricultural vehicle markets. Our products and systems are critical elements in the management systems to improve overall vehicle performance, convenience and monitoring in areas such as safety and security, intelligence, efficiency and emissions. Our product offerings consist of actuators, sensors, switches and connectors, driver information systems, vision and safety systems, connectivity and compliance products, electronic control units, vehicle tracking devices and monitoring services, vehicle security alarms and convenience accessories, in-vehicle audio and infotainment devices and telematics solutions. The Company’s business and products are more fully described on the Company’s public website (www.stoneridge.com).
This CMR relates to the Company’s process undertaken with respect to the products that were manufactured or contracted to be manufactured during calendar year 2022 that may contain Conflict Minerals. Assessing the commercial vehicle and automotive industry supply chain is a very complex, interdependent undertaking. As a result, we rely on our direct suppliers to provide the Company with information about the source of Conflict Minerals contained in their parts/products and their downstream supplier products.
The following is a list of our products for which source of origin information was solicited from our Company’s suppliers regarding Conflict Minerals content or Conflict Minerals use in products, components or parts supplied to the Company:
Actuators, sensors, switches, connectors, driver information systems, vision and safety systems, connectivity and compliance products, electronic control units, vehicle tracking devices, vehicle security alarms and convenience accessories, in-vehicle audio and infotainment devices and telematics devices.
2.    DETERMINATION OF PRODUCTS LIKELY TO CONTAIN CONFLICT MINERALS
The Company has determined that Conflict Minerals necessary to the functionality or production of its products were likely present in some products, components or parts purchased from our suppliers.
3.    REASONABLE COUNTRY OF ORIGIN INQUIRY
The Company does not purchase Conflict Minerals directly from smelters or mines in the Covered Countries, but purchases parts and components from suppliers that may contain Conflict Minerals, and therefore is several levels removed from the actual mining and smelting of Conflict Minerals. After our initial assessment that some supplier parts likely contain Conflict Minerals, we conducted a reasonable country of origin inquiry (“RCOI”) to determine which products, components or parts purchased by the Company contain Conflict Minerals and whether such Conflict Minerals originated in the Covered Countries.
We rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from other suppliers. We engaged iPoint to contact each of our suppliers (whose products had the potential to contain Conflict Minerals), using the iPoint Conflict Minerals Platform (“iPCMP”), and asked them to provide information on (1) whether Conflict Minerals were present in the products, components or parts purchased from that supplier, (2) whether the source of the Conflict Minerals was from the Covered Countries and (3) if so, information about the smelters or refiners who directly purchased the Conflict Minerals in their supply chain and specific due diligence measures performed thereon. The tools used to conduct this survey were the Conflict Minerals Reporting Template (“CMRT”) developed by the

Responsible Minerals Initiative (“RMI”) and the iPCMP. The due diligence framework used to support our reasonable country of origin inquiry, our outreach and data review process and our conclusions are discussed below in this Conflict Minerals Report.
4.    MANAGEMENT SYSTEMS AND DUE DILIGENCE FRAMEWORK
The Company designed its due diligence framework to conform with the five-step framework provided by The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework.
A.Establish Strong Company Management Systems
•The Company identified a cross-functional management team consisting of representatives from Procurement, Legal and Finance functions to oversee the Conflict Mineral program.
•The Company has adopted a Conflict Minerals policy, which is available on our website: http://investors.stoneridge.com/investors/corporate-governance/governance-documents/.
•The Company distributed communications by way of training/educational materials and/or contract provisions to its supply chain informing suppliers of their obligation for reporting and disclosure of Conflict Minerals.
•The Company also leveraged the work performed by industry working groups to assist with interpretation and execution to the Dodd-Frank Act and OECD Due Diligence Framework.
B.Identify and Assess Risks in Our Supply Chain
•Based upon the size and complexity of our supply base, the various markets we participate in, and the number of products we provide, we took a risk-based approach, which resulted in a supplier centric method for inquiry based upon the nature of the material supplied and the likelihood of Conflict Mineral content.
•Because the Company does not purchase Conflict Minerals directly from smelters or mines, the Company relies on our suppliers, whose components may contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Many of our direct suppliers are similarly reliant upon information provided by their suppliers.
•The Company leveraged the RMI CMRT and iPCMP to conduct our inquiry and gather information for our due diligence efforts.
•The Company evaluated all supplier responses, with particular emphasis on those with responses identified as high-risk.
C.Design and Implement a Strategy to Respond to Identified Risks
•The Company designed a risk mitigation and corrective action plan through which the due diligence activities have been performed.

•The Company performed periodic management tracking of supplier responses or lack thereof.
•Unresponsive suppliers or inadequate responses were addressed utilizing follow-up communications.
•The Company evaluated responses and assessed smelter information provided against the RMI member data.
D.Perform Independent Third-party Audit of Smelter/Refinery Due Diligence Practices
•The Company does not have a direct relationship with Conflict Minerals smelters and refiners, and therefore has not performed audits of these entities within its supply chain. However, as a member of RMI, the Company supports audits conducted by third parties by urging our suppliers to gather information from their suppliers to accurately complete the CMRT.
•The Company relies upon industry-wide efforts to encourage smelters to be audited and to provide certifications through RMI’s Responsible Minerals Assurance Process (“RMAP”) and tracks which smelters have been audited via RMI.
E.Report Annually on Supply Chain Due Diligence
•In compliance with SEC rules, as directed by the Dodd-Frank Act, the Company files a Form SD and this Conflict Minerals Report with the SEC by May 31 of each year, covering the period of the prior calendar year, and makes these documents available on our website: https://investors.stoneridge.com/investors/reports-and-filings/sec-filings/.
5.    RESULTS OF REASONABLE COUNTRY OF ORIGIN INQUIRY EFFORTS
For the calendar year 2022, the Company contacted 235 suppliers, some numerous times, to provide RCOI information and received acceptable responses from 76.6% of them.
Based on the information provided by our suppliers, the Company believes the smelters and refiners that may have been used to produce Conflict Minerals in the Company’s products include those listed in Item 7.
6.    STEPS TAKEN TO MITIGATE RISK
The Company continually works towards a conflict mineral-free supply chain. The Company is a member of the Responsible Minerals Initiative in order to enhance its due diligence framework. The Company regularly evaluates its due diligence program. In particular, the Company annually reviews the criteria used to select suppliers for inquiry and engages with our suppliers to identify the Conflict Minerals used within its supply chain, as well as the origin and chain of custody of those Conflict Minerals. The Company will continue to educate and train suppliers and encourage them to adopt their own Conflict Minerals program. The Company will also continue to communicate to its suppliers who have not satisfied our due diligence requests to provide complete and accurate responses and to perform due diligence procedures on their suppliers as well as promote that each of the smelters and refiners within their supply chain be certified. Finally, to the extent any Company supplier is found to be using not-yet-validated smelters and refiners within its supply chain, the Company intends to engage that supplier and re-communicate our requirement for suppliers to commit that parts supplied to the Company shall not be derived from sources that finance or benefit armed groups in the Covered Countries.
7.    SMELTER/REFINER INFORMATION AND COUNTRY OF ORIGIN
Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” Moreover, since we have not voluntarily elected to describe any of our products as DRC Conflict Free, the requirement for an independent private sector audit of this report is not applicable.
Table 1 reflects our RCOI and due diligence for tantalum, tin and tungsten. Table 2 reflects our RCOI and due diligence for gold. The countries listed in the tables are potential sources of origin of the Conflict Minerals that may be contained in the parts and components we purchase from our suppliers.

Table 1

Tantalum		Tin		Tungsten
Australia	Spain	Australia	Namibia	Australia	Nigeria
Brazil	Thailand	Bolivia	Nigeria	Austria	Peru
Burundi	Zimbabwe	Brazil	Peru	Bolivia	Portugal
China		Burundi	Portugal	Brazil	Russa
DRC		China	Russia	Burundi	Rwanda
Ethiopia		Taiwan	Rwanda	China	Spain
Madagascar		Colombia	Thailand	DRC	Thailand
Malaysia		DRC	Uganda	Kazakhstan	Uganda
Mozambique		Indonesia	United Kingdom	Krygyzstan	United Kingdom
Nigeria		Laos	USA	Malaysia	USA
Russia		Malaysia	Venezuela	Mexico	Vietnam
Rwanda		Mongolia	Vietnam	Mongolia	Zimbabwe
Sierra Leone		Myanmar		Myanmar

Table 2

Gold
Argentina	Eritrea	Mali	Sierra Leone
Armenia	Ethiopia	Mauritania	Slovakia
Australia	Fiji	Mexico	South Africa
Azerbaijan	Finland	Mongolia	South Korea
Benin	French Guiana	Morocco	Spain
Bolivia	Germany	Mozambique	Sudan
Botswana	Ghana	Namibia	Suriname
Brazil	Guatemala	New Zealand	Swaziland
Burkina Faso	Guinea	Nicaragua	Sweden
Canada	Guyana	Niger	Tanzania
Chile	Honduras	Oman	Thailand
China	India	Panama	Turkey
Colombia	Indonesia	Papua New Guinea	USA
DRC	Japan	Peru	Uzbekistan
Côte d'Ivoire	Kazakhstan	Philippines	Zambia
Dominican Republic	Kenya	Russia
Ecuador	Laos	Saudi Arabia
Egypt	Liberia	Senegal
Table 3
We believe that, to the extent determinable, the facilities that were used to process the Conflict Minerals contained in our products include the smelters/refiners listed below. The information in this list is an aggregation of data provided by our suppliers and not a confirmation of Conflict Minerals contained in our products.

Metal	Smelter or Refiner Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401

Metal	Smelter or Refiner Name	Country	Smelter ID
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582

Metal	Smelter or Refiner Name	Country	Smelter ID
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Meta Materials	NORTH MACEDONIA	CID002847
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Metal	Smelter or Refiner Name	Country	Smelter ID
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Metal	Smelter or Refiner Name	Country	Smelter ID
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Metal	Smelter or Refiner Name	Country	Smelter ID
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	CID003417
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830